Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Joe Loeppky, President, Secretary and Treasurer of Search by Headlines.com Corp., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the annual report on Form 10-KSB of Search by Headlines.com Corp. for the year ended July 31, 2007 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Search by Headlines.com Corp.

Dated: November 6, 2007

/s/ Joe Loeppky
Joe Loeppky
President, Secretary and Treasurer
(Principal Executive Officer, Acting Principal Financial
Officer and Acting Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Search by Headlines.com Corp. and will be retained by Search by Headlines.com Corp. and furnished to the Securities and Exchange Commission or its staff upon request.